EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we consent to the incorporation by reference in this registration statements of Site2shop.com, Inc. on Form S-8 of our report dated March 1, 2000, included in Site2shop.com, Inc., Annual Report on Form 10-KSBfor the year ended December 31, 2000 and 1999, and for the years then ended, and to all references to our Firm included in this registration statement.



/s/ Feldman Sherb & Co., P.C.

New York, New York
March 23, 2001